Exhibit 10.1

[EXPLANATORY NOTE:  “***” indicates the portion of this exhibit that has been omitted and separately filed with the Securities and Exchange Commission pursuant to a request for confidential treatment.]

FIRST AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT

This First Amendment to Amended and Restated Credit Agreement (this “First Amendment”) is made and entered into as of March 31, 2011 (the “First Amendment Effective Date”), by and among Neenah Paper, Inc., a Delaware corporation (“Parent”), each subsidiary of Parent listed as a “Borrower” on the signature pages hereto (together with Parent, each a “Borrower” and collectively, the “Borrowers”), each subsidiary of Parent listed as a “Guarantor” on the signature pages hereto (each a “Guarantor” and collectively the “Guarantors”), Neenah Paper International Holding Company, LLC, a Delaware limited liability company (“NP International HoldCo”), Neenah Paper International, LLC, a Delaware limited liability company (“NP International”), each of the financial institutions which is a signatory hereto (individually, a “Lender” and collectively, the “Lenders”), JPMorgan Chase Bank, N.A., as agent for the Lenders (the “Agent”), and JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian collateral agent for the Lenders (the “Canadian Collateral Agent”).

RECITALS:

WHEREAS, the Borrowers, the Guarantors, NP International HoldCo, NP International, the financial institutions from time to time party thereto, the Agent, and the Canadian Collateral Agent are parties to that certain Amended and Restated Credit Agreement dated as of November 5, 2009 (the “Original Credit Agreement”, and as amended, modified, restated and supplemented from time to time, the “Credit Agreement”).  Capitalized terms used but not defined herein have the meaning set forth in the Original Credit Agreement.

WHEREAS, the Credit Parties have requested that the Credit Agreement be amended to, among other things, (a) extend the maturity date, (b) decrease the Total Revolving Commitment to $95,000,000, and (c) no longer require that the Credit Parties pledge sixty-five percent (65%) of all the issued and outstanding Stock in Excluded Foreign Subsidiaries.

WHEREAS, the Credit Parties have advised the Agent and the Lenders that the Credit Parties are contemplating a corporate restructuring of their foreign subsidiaries and their intermediate holding companies and, to facilitate such proposed corporate restructuring transactions, have requested that the Lenders (a) amend the Original Credit Agreement to treat NP International HoldCo and NP International as Excluded Foreign Subsidiaries and Offshore Entities under the Loan Documents, and (b) consent to (i) the release of NP International HoldCo and NP International as Borrowers under the Security Documents and the other Loan Documents, (ii) the release of all Liens on assets of NP International HoldCo and NP International, including, without limitation, the Pledged Inter-Company Loans and the Pledged Inter-Company Note, and (iii) the release of all Liens on Stock in NP International HoldCo, NP

International and each Excluded Foreign Subsidiary heretofore granted to the Agent under the Security Documents (collectively, the “Requested Restructure Releases”).

WHEREAS, subject to and upon the terms and conditions contained herein, the Lenders have agreed to the Credit Parties’ requests as set forth herein.

NOW THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.           Amendments to the Credit Agreement.  In reliance upon the representations, warranties, covenants and conditions contained in this First Amendment, and subject to the terms, and satisfaction of the conditions precedent, set forth in Section 3 hereof, the Credit Agreement is hereby amended as of the First Amendment Effective Date in the manner provided in this Section 1.

1.1           Deleted Definitions.  Section 1 of the Credit Agreement is amended to delete the following definitions in their entirety:  “Initial Pledged Inter-Company Loan”, “Pledged Inter-Company Loan”, “Pledged Inter-Company Note” and “Unpledged Inter-Company Loan”.

1.2           Additional Definitions.  Section 1 of the Credit Agreement shall be amended to add thereto in alphabetical order the following definitions of “FinCo Note”, “First Amendment”, “First Amendment Effective Date”, “Inter-Company Loans”, “Inter-Company Note”, “Maturity Date”, “NP International Lease”, “NP International Note”, “NP International Services Agreement”, “Permitted Offshore Acquisitions”, “Senior Note Reserve”, “Senior Note Reserve Notice” and “Significant Offshore Entity”, which shall read in full as follows:

“FinCo Note” shall mean that certain promissory note, dated as of October 3, 2006, by FinCo to NP International HoldCo, that evidences certain of the Inter-Company Loans.

“First Amendment” shall mean that certain First Amendment to Amended and Restated Credit Agreement dated as of March 31, 2011 among Parent, Borrowers, Guarantors, NP International HoldCo, NP International, the Agent, the Canadian Collateral Agent and the Lenders party thereto.

“First Amendment Effective Date” has the meaning given to such term in the First Amendment.

“Inter-Company Loans” shall mean collectively, (a) the inter-company loans made from time to time by the Parent to NP International Holdco to finance, by means of loans described in clauses (b), (c) and (d), the 2006 acquisition of Neenah Germany, the substantially contemporaneous payment of the purchase price for any Permitted Offshore Acquisitions and the non-acquisition-related activities of NP International HoldCo and any of its direct or indirect subsidiaries that are Offshore Entities from time to time; provided that such inter-company loans are permitted under Section 7.7; (b) advances from time to time under the inter-company revolving line of credit from NP International HoldCo to FinCo, evidenced by the FinCo Note, which line of credit shall be used to provide FinCo with funds to finance, by means of loans described in clause (c), the activities of NP International and any of its direct or indirect subsidiaries that are Offshore Entities, to the extent permitted under this Agreement; (c) the inter-company loans made from time to time by FinCo to NP International to finance the 2006 acquisition of Neenah Germany, the substantially contemporaneous payment of the purchase price for any Permitted Offshore Acquisitions and the activities of NP International and any of its direct or indirect subsidiaries that are Offshore Entities, to the extent permitted under this Agreement; and (d) the inter-company loans made from time to time by NP International HoldCo to NP International and/or any of NP International HoldCo’s direct or indirect subsidiaries that are Offshore Entities, to finance the substantially contemporaneous payment of the purchase price for any Permitted Offshore Acquisitions by NP International or any of its direct or indirect subsidiaries that are Offshore Entities, and the activities of NP International and any of its subsidiaries that are Offshore Entities, to the extent permitted under this Agreement.

“Inter-Company Notes” shall mean, collectively, that the FinCo Note, the NP International Note and any and all other promissory notes hereafter executed and delivered by one or more Offshore Entities in favor of another Offshore Entity or a Credit Party, and “Inter-Company Note” shall mean any one of the Inter-Company Notes.

“Maturity Date” shall mean November 30, 2015; provided, that, “Maturity Date” shall mean August 15, 2014 in the event that, on or prior to such date, the Senior Notes have not been repurchased, defeased, refinanced or extended (in each case to a date at least 90 days after November 30, 2015) or repaid.

“NP International Lease” shall mean any lease hereafter entered into by NP International to occupy a portion of the real property constituting the Parent’s corporate headquarters, whether by assignment and assumption, or by direct lease with the landlord, which lease will be on terms substantially consistent with the terms of the Parent’s lease for the portion of the space leased by NP International.

“NP International Note” shall mean that certain promissory note, dated as of October 3, 2006, by NP International payable to the order of FinCo, that evidences certain of the Inter-Company Loans.

“NP International Services Agreement” shall mean that certain Management and Services Agreement referred to in Schedule 7.6, as the same may be amended, extended, renewed, restated or replaced from time to time to the extent not prohibited by this Agreement, pursuant to which, among other things, NP International provides certain human resources services and sales and marketing technical support to some or all of the Credit Parties.

“Permitted Offshore Acquisitions” shall mean any acquisition by NP International HoldCo after the First Amendment Effective Date, either directly or indirectly through one of more of its subsidiaries that are Offshore Entities, of all or a substantial part of the assets of any Person, or of the shares of Stock of, or similar interests in, any Person, that is permitted under the provisions of Section 7.4(6)(B) of this Agreement.

“Significant Offshore Entity” shall mean any Offshore Entity that, at the time of determination, would constitute a “significant subsidiary” of the Parent within the meaning of Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission as in effect on the First Amendment Effective Date; provided, however, that any references to “10 percent” in the tests contained in sections w(1) and w(2) thereof shall be replaced with references to “2.5 percent”.

1.3           Amendments to Definitions.  The definitions of “Applicable Commitment Fee Percentage”, “Applicable Margin”, “Domestic Subsidiary”, “Excluded Foreign Subsidiary”, “Fixed Charge Coverage Ratio”, “Loan Documents”, “NP International”, “NP International HoldCo”, “Offshore Entities”, “Refinancing Indebtedness”, “Scheduled Principal Payments”, “Security Agreements”, “Termination Date” and “Total Revolving Commitment” contained in Section 1 of the Credit Agreement shall be amended and restated in their entirety to read in full as follows:

“Applicable Commitment Fee Percentage” shall mean, with respect to any Commitment Fee, a rate per annum of (a) 0.50% from and after the First Amendment Effective Date and continuing until the tenth (10) Business Day after the Borrowing Base Compliance Certificate of the Credit Parties and their Subsidiaries for September 30, 2011 has been delivered to and received by the Agent in accordance with the terms of Section 6.3(i) hereof and (B) from and after the tenth (10) Business Day after the Borrowing Base Compliance Certificate of the Credit Parties and their Subsidiaries for September 30, 2011 has been delivered to and received by the Agent in accordance with the terms of Section 6.3(i) hereof, (i) 0.50% if the aggregate amount of the Lenders’ average Unused Commitments for the calculation period is greater than sixty percent (60%) of the Total Revolving Commitment, and (ii) 0.375% if the aggregate amount of the Lenders’ average Unused Commitments for the calculation period is less than or equal to sixty percent (60%) of the Total Revolving Commitment.

“Applicable Margin”  shall mean, (a) [Intentionally Deleted], and (b) with respect to any Revolving Loan, the applicable rate per annum determined in accordance with the remainder of this definition.  As of the end of each fiscal quarter of the Credit Parties, commencing with the quarter ending September 30, 2011, the Applicable Margin for Revolving Loans shall be adjusted upward or downward, as applicable, to the respective percentages shown in the schedule below based on Availability, tested on an average daily basis for the most recently completed fiscal quarter of the Credit Parties. For purposes hereof, any such adjustment in the respective amounts of the Applicable Margin, whether upward or downward, shall be effective ten (10) Business Days after the Borrowing Base

Compliance Certificate of the Credit Parties and their Subsidiaries with respect to the final month of such fiscal quarter has been delivered to and received by the Agent in accordance with the terms of Section 6.3(i) hereof; provided, however, if any such Borrowing Base Compliance Certificate is not delivered in a timely manner as required under the terms of Section 6.3(i) hereof, the Applicable Margin for Revolving Loans from the date such Borrowing Base Compliance Certificate was due until ten (10) Business Days after Agent and Lenders receive the same will be the applicable rate per annum set forth below in Category 1; provided further, that the Applicable Margin from and after the First Amendment Effective Date and continuing until the first upward or downward adjustment of the Applicable Margin for Revolving Loans, as hereinabove provided, shall be at the applicable rate per annum set forth below in Category 2.

Availability	Per Annum Percentage for Revolving Credit LIBOR Borrowings	Per Annum Percentage for Revolving Credit Alternate Base Rate Borrowings
Category 1:
Less than $30,000,000	2.50%	1.00%

Category 2:
Greater than or equal to $30,000,000	2.25%	0.75%

“Domestic Subsidiary” shall mean any Subsidiary of any Borrower that is organized and domiciled in the United States of America; provided that, for the purposes of this Agreement and the other Loan Documents, neither NP International HoldCo nor NP International shall be treated as a Domestic Subsidiary even though organized under the laws of the State of Delaware.

“Excluded Foreign Subsidiary” shall have the meaning assigned to such term in Section 6.10; provided, that, as of the First Amendment Effective Date, FinCo, Neenah Germany, NP International HoldCo and NP International shall each be deemed to be Excluded Foreign Subsidiaries.

“Fixed Charge Coverage Ratio” shall mean, with respect to any Person and without duplication, the ratio of (a) EBITDA less (i) Capital Expenditures not funded by Indebtedness permitted by Section 7.1(c) or Section 7.1(m); less (ii) loans, advances and Investments made to Persons that are not Credit Parties, less (iii) cash payments of federal, state, provincial and local income or franchise taxes, plus (iv) Cash Dividends and other distributions with respect to Stock held by a Credit Party to the extent received in cash by a Credit Party from any Person that is not a Credit Party, to (b) the sum of (i) cash Interest Expense, plus (ii)

Scheduled Principal Payments, plus (iii) Cash Dividends, plus (iv) the Quarterly Equipment Component Amortization Amount per three calendar month period in respect of scheduled reductions, if any, of the Equipment Component as set forth in clause (a) of the definition of Equipment Component, plus (v) the Quarterly Real Estate Component Amortization Amount per three calendar month period in respect of scheduled reductions, if any, of the Real Estate Component as set forth in clause (a) of the definition of Real Estate Component.

All components of the Fixed Charge Coverage Ratio shall be determined for the applicable Person on a Consolidated basis, without duplication and for the four (4) most recent consecutive fiscal quarters of the applicable Person ending on or prior to the date of determination; provided, that the results of operation of the Offshore Entities and their subsidiaries, including, without limitation, Neenah Germany and its subsidiaries, shall be excluded in the calculation of Fixed Charge Coverage Ratio.

“Loan Documents” shall mean this Agreement, the First Amendment, the Notes, the Applications, the Security Documents, the Guaranties, the Contribution Agreement, the Joinder Agreements, the Letters of Credit, all instruments, certificates and agreements now or hereafter executed and delivered to the Agent, the Canadian Collateral Agent and/or the Lenders in connection with or pursuant to any of the foregoing (including without limitation, any fee letter between the Agent, JPMorgan and/or any of its Affiliates and any Borrower relating to the transactions contemplated by this Agreement), and all amendments, modifications, renewals, extensions, increases and rearrangements of, and substitutions for, any of the foregoing.

“NP International” shall mean Neenah Paper International, LLC, a Delaware limited liability company and a wholly owned subsidiary of NP International HoldCo.

“NP International HoldCo” shall mean Neenah Paper International Holding Company, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Parent.

“Offshore Entities” shall mean FinCo, NP International HoldCo, NP International, Neenah Germany, each Excluded Foreign Subsidiary and each of the forgoing Persons’ direct or indirect foreign subsidiaries.

“Refinancing Indebtedness” shall mean any Indebtedness of the Credit Parties or any of their Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, other Indebtedness of such Person, provided, that:

(a)           the principal amount of such Refinancing Indebtedness does not exceed the sum of (i) the then outstanding principal amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded, (ii) the amount of accrued but unpaid interest on the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded and (iii) the reasonable and customary transactional costs and expenses incurred by the Credit Parties in connection with incurring such Refinancing Indebtedness;

(b)           the interest rate or rates to accrue under such Refinancing Indebtedness do not exceed the market interest rate or rates as of the time of the issuance or incurrence of such Refinancing Indebtedness then accruing on the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded;

(c)           such extension, refinancing, renewal, replacement defeasance or refunding does not result in a shortening of the average weighted maturity of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (and, with respect to the Senior Notes, such extension, refinancing, renewal, replacement defeasance or refunding does not result in any principal amount owing with respect of such Refinancing Indebtedness becoming due earlier than the date that is 90 days following the Maturity Date);

(d)           the subordination provisions (with respect to any Subordinated Indebtedness) and collateral security provisions (or absence thereof) of such Refinancing Indebtedness are in each case, as determined by the Agent in its sole discretion, substantially the same as, or more favorable to the applicable Credit Party and/or Subsidiary as those in the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded;

(e)           the covenants, defaults, remedies and other terms of such Refinancing Indebtedness are in each case, as determined by the Agent in its sole discretion, substantially the same as, or not materially less favorable to the applicable Credit Party and/or Subsidiary as those in the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded; and

(f)            no Default or Event of Default has occurred and is continuing or would result from the issuance or origination of such Refinancing Indebtedness.

“Scheduled Principal Payments” shall mean, with respect to any Person for any period, the aggregate amount of regularly scheduled payments of principal, if any, in respect of funded Indebtedness (including the principal component of any payments in respect of Capital Lease Obligations) paid or required to be paid by such Person and its consolidated Subsidiaries during such period.

“Termination Date” shall mean the earliest of (a) the Maturity Date, and (b) any date the Termination Date is accelerated or the Total Commitment is terminated by the Agent pursuant to Section 8.1 hereof.

“Total Revolving Commitment” shall mean, on any day, the aggregate of all of the Revolving Lenders’ Revolving Commitments on such day.  As of the

First Amendment Effective Date, the Total Revolving Commitment is $95,000,000.

1.4           Amendment of Definitions of “Annual Audited Financial Statements”, “Monthly Unaudited Financial Statements” and “Quarterly Unaudited Financial Statements”.  The definitions of “Annual Audited Financial Statements”, “Monthly Unaudited Financial Statements” and “Quarterly Unaudited Financial Statements” are each hereby amended by replacing each reference to “Subsidiaries” therein with a reference to “subsidiaries”.

1.5           Amendment of Definition of “Change of Control”.  Clause (f) of the definition of “Change of Control” is hereby amended and restated in its entirety as follows:

(f) the Parent shall cease to have the beneficial ownership, directly or indirectly, of 100% of the Stock of FinCo, NP International and NP International HoldCo, free and clear of all Liens (other than Liens permitted under Section 7.2)

1.6           Amendment of Definition of “Permitted Affiliate Transactions”.  The definition of “Permitted Affiliate Transactions” is hereby amended by replacing the reference to “Offshore Entitles” in clause (f) thereof with the term “Offshore Entities”.

1.7           Amendment of Definition of “Security Agreements”.  Clause (c) of the definition of “Security Agreements” is hereby amended and restated in its entirety as follows:

(c) the Pledge Agreement dated as of the Original Closing Date, between the Credit Parties named therein and the Agent, for the ratable benefit of the Lender Parties, covering all issued and outstanding Stock in each of the Borrowers’ Domestic Subsidiaries and, to the extent set forth therein, Canadian Subsidiaries,

1.8           Amendment of Section 2.10 of the Credit Agreement.  Clause (a) of Section 2.10 of the Credit Agreement is hereby amended by replacing the phrase “for the account of the Borrowers” therein with “for the account of the Borrowers, and, if applicable, NP International HoldCo and NP International,”

1.9           Amendment of Section 2.15 of the Credit Agreement.  Clauses (a) and (b) of Section 2.15 of the Credit Agreement are hereby amended and restated in their entirety as follows:

(a)           If no Default or Event of Default or Material Adverse Effect shall have occurred and be continuing, the Borrowers may at any time prior to the Termination Date request one or more increases of the Revolving Commitments by notice to the Agent in writing of the amount of such proposed increase (each such notice, a “Revolving Commitment Increase Notice”); provided, however, that, (i) the Revolving Commitment of any Revolving Lender may not be increased without such Revolving Lender’s consent, (ii) the aggregate amount of the Revolving Commitments as so increased shall not exceed $150,000,000, and (iii) the Revolving Commitments may not be increased without the consent of the Agent (which consent shall not be unreasonably withheld or delayed).

(b)           In connection with any proposed increase in the Revolving Commitments, the Borrowers may, in their sole discretion, but with the consent of the Agent as to any Person that is not at such time a Revolving Lender (which consent shall not be unreasonably withheld or delayed), offer to any existing Revolving Lender or to one or more additional banks or financial institutions the opportunity to participate in all or a portion of such unsubscribed portion of the Revolving Commitments, by notifying the Agent of such request; provided, that the Revolving Commitment of any New Lender shall not be less than $10,000,000 and shall be in an integral multiple of $2,500,000.  Promptly and in any event within five (5) Business Days after receipt of such notice from the Borrowers of their desire to offer such unsubscribed commitments to certain existing Revolving Lenders or to the additional banks or financial institutions identified therein, the Agent shall notify such proposed lenders of the opportunity to participate in all or a portion of such unsubscribed portion of the increased Revolving Commitments.

1.10         Amendment of Section 6.10 of the Credit Agreement.  Clause (b)  of Section 6.10 of the Credit Agreement is hereby amended and restated in its entirety as follows:

(b)           a first priority perfected security interest to be granted to the Agent (or the Canadian Collateral Agent, as applicable), for the ratable benefit of the Lender Parties, in all of the Stock of such Subsidiary owned by the Credit Parties or any of their other Subsidiaries if such newly acquired or created Subsidiary is a Domestic Subsidiary or is treated, for U.S. federal tax purposes, as an entity that is disregarded as an entity separate from its owner within the meaning of Treas. Reg. § 301.7701-1. The Credit Parties and their Subsidiaries shall not be required to pledge any issued and outstanding Stock of any such newly acquired or created foreign subsidiary that is not disregarded as an entity separate from its owner within the meaning of Treas. Reg. § 301.7701-1 (an “Excluded Foreign Subsidiary”) or is otherwise an Offshore Entity; provided, that no Credit Party shall be deemed at any time to be an Excluded Foreign Subsidiary;

1.11         Amendment of Section 7.1 of the Credit Agreement.  Section 7.1 of the Credit Agreement is hereby amended by:

(i) amending and restating clause (f) in its entirety as follows:

(f)            Indebtedness of any Credit Party to any other Credit Party, provided, that, no such Indebtedness may be cancelled, compromised or otherwise discounted in any respect without the written consent of the Required Lenders;

(ii) amending and restating clause (m) in its entirety as follows:

(m)          Senior unsecured Indebtedness, and/or senior subordinated unsecured Indebtedness, evidenced by Additional Senior Notes, provided, that (i)

the sum of the outstanding principal amount of all Additional Senior Notes and the Senior Notes shall not exceed $375,000,000, and (ii) upon the incurrence of any Additional Senior Notes, the Fixed Charge Coverage Ratio for the Borrowers and their Subsidiaries (after giving effect to the incurrence of the Indebtedness evidenced by the Additional Senior Notes and, to the extent applicable, any application of the proceeds thereof to the retirement of existing Indebtedness, provided, that such application occurs, or irrevocable notice of the redemption, prepayment or purchase of which is given, substantially contemporaneously with the issuance of such Additional Senior Notes) shall be greater than 1.15 to 1.00 for the most recently completed four quarter period, assuming that for purposes of calculating the Fixed Charge Coverage Ratio for such period (calculated on a pro forma basis in a manner reasonably acceptable to the Agent) such Indebtedness was incurred on the first day of such applicable period;

(iii) redesignating existing clause (n) as clause (o); and

(iv) inserting the following as new clause (n):

(n)           Indebtedness owing in respect of operating leases entered into in the ordinary course of business that prior to the First Amendment Effective Date were not required to be treated as Capital Lease Obligations under GAAP, but as a result of any changes in GAAP mandated by the Financial Accounting Standards Board or successor organization and implemented after the First Amendment Effective Date, are required to be treated as Capital Lease Obligations under GAAP; provided that the aggregate amount of such Indebtedness owing with respect to such operating leases shall not exceed $15,000,000; and

1.12         Amendment of Section 7.2 of the Credit Agreement.  The last paragraph of Section 7.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:

provided, however, notwithstanding anything contained above in this Section 7.2 to the contrary, (i) if any of the permitted Liens are of the type that are being contested in good faith by appropriate proceedings as to the Credit Parties, the Indebtedness giving rise to such contested Lien(s) must be immediately paid upon commencement of any foreclosure process or proceeding with respect to such Lien(s) unless the same shall be effectively stayed or a surety bond or title insurance with respect thereto (which is reasonably satisfactory in all respects to the Agent), is posted; and (ii) in no event will the Credit Parties create or suffer to exist any Lien upon any Stock of their existing or future Subsidiaries or upon any Stock of NP International HoldCo, NP International, or FinCo (other than Liens in favor of the Agent (or the Canadian Collateral Agent) as security for the Obligations).

1.13         Amendment of Section 7.3 of the Credit Agreement.  Section 7.3 of the Credit Agreement is hereby amended by (i) deleting “and” at the end of sub-clause (c), (ii) replacing the period at the end of sub-clause (d) with “; and”, and (iii) adding a new sub-clause (e), which shall read as follows:

(e)           Any guarantee by the Parent of NP International’s obligations under the NP International Lease, if such guarantee is required by the landlord under the NP International Lease.

1.14         Amendment of Section 7.4 of the Credit Agreement.  Section 7.4 of the Credit Agreement is hereby amended as follows:

(i) Section 7.4(4) is amended by (1) adding a new sub-clause (A)(i), which shall read “contribute or otherwise transfer the Stock in FinCo to NP International HoldCo as part of the corporate restructuring process contemplated in the First Amendment”; (2) deleting the word “and” immediately preceding sub-clause (B) thereof; (3) deleting the word “and” immediately preceding sub-clause (B)(v) thereof; and (4) adding the following additional language after sub-clause (B)(v):

(vi) sell, contribute or otherwise transfer Property to any other Offshore Entity, or to a Person that, contemporaneously with such sale, contribution or transfer will become an Offshore Entity; (vii) transfer and issue Stock to other Offshore Entities as necessary to implement the corporate restructuring of the Credit Parties’ foreign operations contemplated by the First Amendment, subject to changes to such restructuring from time to time as may be approved by the Agent in writing prior to the implementation of such restructuring; and (C) any Offshore Entity created or acquired after the First Amendment Effective Date that is not directly or indirectly wholly owned by the Parent may issue Stock from time to time to holders of minority interests in its Stock, provided that after giving effect to such issuance, the Offshore Entity will remain majority owned directly or indirectly by the Parent.

(ii) Section 7.4(6) is hereby amended and restated in its entirety as follows:

(6) (A) the Credit Parties may purchase or otherwise acquire all or a substantial portion of the assets of one or more Persons, or any shares of Stock of, or similar interest in, any Person; provided, that, (i) such transaction or series of transactions is not otherwise prohibited hereunder, (ii) the Credit Parties comply with the requirements of this Agreement, including without limitation Section 6.10 and Section 6.20, in connection with such transaction or series of transactions, (iii) the aggregate purchase price (including merger consideration, if applicable) paid by the Credit Parties in any transaction or series of transactions under this Section 7.4(6)(A) and by the Offshore Entities in any transaction or series of transactions under Section 7.4(6)(B) does not exceed $100,000,000 in any twelve month period or $200,000,000 in the aggregate for all transactions under this Section 7.4(6) consummated after the First Amendment Effective Date, (iv) the Availability immediately after giving effect to the completion of any transaction or series of transactions under this Section 7.4(6) shall not be less than $25,000,000 on a pro forma basis (and the Borrowers shall provide the Agent with a pro forma calculation in form and substance reasonably satisfactory to the Agent) including all consideration given in connection with such transaction or series of transactions as having been paid in cash at the time of the initial completion of any such transaction or series of transactions, and (v) the Fixed Charge Coverage Ratio for the Borrowers and their Subsidiaries (after giving effect to such transaction or series of transactions, including, to the extent applicable, the retirement of any Indebtedness occurring, or irrevocable notice of the redemption, prepayment or purchase of which Indebtedness is given, substantially contemporaneously with the consummation of such transaction or transactions) shall be greater than 1.15 to 1.00 for the most recently completed four quarter period assuming that for purposes of calculating the Fixed Charge Coverage Ratio for such period (calculated on a pro forma basis in a manner acceptable to the Agent) such transaction or series of transactions occurred on the first day of such applicable period; and (B) any of the Offshore Entities may purchase or otherwise acquire all or a substantial portion of the assets of one or more Persons, or any shares of Stock of, or similar interest in, any Person; provided, that, (i) such transaction or series of transactions is not otherwise prohibited hereunder, (ii) the Credit Parties and the Offshore Entities comply with the requirements of this Agreement in connection with such transaction or series of transactions, (iii) the aggregate purchase price (including merger consideration, if applicable) paid by the Credit Parties in any transaction or series of transactions under Section 7.4(6)(A) and by the Offshore Entities in any transaction or series of transactions under this Section 7.4(6)(B) does not exceed $100,000,000 in any twelve month period or $200,000,000 in the aggregate for all transactions under this Section 7.4(6) consummated after the First Amendment Effective Date, (iv) the Availability immediately after giving effect to the completion of any transaction or series of transactions under this Section 7.4(6) shall not be less than $25,000,000 on a pro forma basis (and the Borrowers shall provide the Agent with a pro forma calculation in form and substance reasonably satisfactory to the Agent) including all consideration given in connection with such transaction or series of transactions as having been paid in cash at the time of the initial completion of any such transaction or series of transactions, and (v) the Fixed Charge Coverage Ratio for the Borrowers and their Subsidiaries (after giving effect to such transaction or series of transactions, including, to the extent applicable, the retirement of any Indebtedness occurring, or irrevocable notice of the redemption, prepayment or purchase of which Indebtedness is given, substantially contemporaneously with the consummation of such transaction or transactions) shall be greater than

1.15 to 1.00 for the most recently completed four quarter period assuming that for purposes of calculating the Fixed Charge Coverage Ratio for such period (calculated on a pro forma basis in a manner acceptable to the Agent) such transaction or series of transactions occurred on the first day of such applicable period.

1.15         Amendment of Section 7.7 of the Credit Agreement.  Clauses (i) and (j) of Section 7.7 of the Credit Agreement are hereby re-designated as clauses (m) and (n), respectively, and clauses (g) and (h) of Section 7.7  are hereby deleted in their entirety and replaced with clauses (g), (h), (i), (j), (k) and (l) below:

(g)           Inter-Company Loans;

(h)           Investments in NP International HoldCo made prior to December 31, 2006 in order to finance the 2006 acquisition of Neenah Germany;

(i)            other loans, advances or Investments in FinCo, NP International and NP International HoldCo in an aggregate amount not to exceed €250,000 at any time outstanding;

(j)            any expenses, including, without limitation, insurance and workers compensation expenses, reasonably incurred by the Parent in the ordinary course of business on a “blanket” or “umbrella” basis for benefit of the Credit Parties, NP International HoldCo and NP International;

(k)           any Letter of Credit issued pursuant to Section 2.10 of this Agreement, to the extent it may directly or indirectly benefit NP International HoldCo and NP International, or either of them;

(l)            any guarantee by the Parent of NP International’s obligations under the NP International Lease, if such guarantee is required by the landlord under the NP International Lease;

1.16         Amendments to Section 7.11 of the Credit Agreement.  Section 7.11 of the Credit Agreement is hereby amended by (i) replacing the reference to “$10,000,000” in clause (b)(iii)(B) thereof with a reference to “$12,000,000” and (ii) amending and restating clause (e) thereof in its entirety as follows:

(e)           Redeem (whether as a result of mandatory or optional redemption obligations or rights), purchase, defease or retire for value, or make any principal payment on, any Subordinated Indebtedness, prior to the Termination Date (other than any non-cash conversion to equity and any principal payments on Indebtedness permitted under Section 7.1(f)).

1.17         Amendment to Section 7.14 of the Credit Agreement.  Section 7.14 of the Credit Agreement is hereby amended to replace the reference to “(other than FinCo)” set forth therein with a reference to “(other than FinCo, NP International and NP International HoldCo)”.

1.18         Amendment to Section 7.16 of the Credit Agreement.  Section 7.16 of the Credit Agreement is hereby amended to replace the reference to “Unpledged Inter-Company Loans” set forth therein with a reference to “Inter-Company Loans”.

1.19         Amendment of Section 7.20 of the Credit Agreement.  Section 7.20  of the Credit Agreement is hereby amended and restated in its entirety as follows:

7.20         Limitation on Indebtedness of Offshore Entities.

(a)           Limitations on Indebtedness.  Permit (i) FinCo, NP International and NP International HoldCo to create, incur, assume or suffer to exist Indebtedness other than (A) Indebtedness owing to the Parent or to a Person for whom the beneficial ownership of 100% of the Stock in such Person is owned, directly or indirectly, by the Parent free and clear of all Liens, and (B) any Indebtedness of NP International owing in respect of operating leases entered into in the ordinary course of business that prior to the First Amendment Effective Date were not required to be treated as Capital Lease Obligations under GAAP, but as a result of any changes in GAAP mandated by the Financial Accounting Standards Board or successor organization and implemented after the First Amendment Effective Date, are required to be treated as Capital Lease Obligations under GAAP, and (ii) the Offshore Entities (other than FinCo, NP International and NP International HoldCo) to create, incur, assume or suffer to exist Indebtedness in excess of €50,000,000 at any time outstanding.

(b)           Limitations on Assets. Permit FinCo, NP International and NP International HoldCo to hold Property other than (i) Stock in Persons for whom the beneficial ownership, directly or indirectly, of more than fifty percent (50%) of the Stock of such Persons is owned by the Parent, free and clear of all Liens, (ii) Inter-Company Loans for which such party is the lender thereunder, (iii) cash received in the form of loan proceeds from an Inter-Company Loan, provided that such cash is loaned, advanced or otherwise invested in Permitted Offshore Acquisitions or the activities of NP International and any Offshore Entity subsidiaries of NP International from time to time substantially contemporaneously after receipt, (iv) cash received in the form of dividends or repayment of Inter-Company Loans, provided that such cash is either (A) applied to accrued and unpaid interest on such Inter-Company Loans or (B) is distributed substantially contemporaneously after receipt in the form of distributions to the holder(s) of such Person’s Stock or a repayment of principal then outstanding under an Inter-Company Loan owing by such Person, (v) in the case of NP International, payments received for services performed under the NP International Services Agreement, (vi) in the case of NP International HoldCo and NP International, cash received directly or indirectly from the Parent that is used  to pay the wages, salaries and benefits of employees of NP International in the ordinary course of business, (vii) cash representing (A) profits earned by NP International for services performed under the NP International Services Agreement prior to the First Amendment Effective Date and (B) amounts retained in the reasonable business judgment of the Parent to provide for the payment of bonuses to employees of NP International in the ordinary course of business, (viii) Investments by NP International HoldCo and NP International, or either of them, that would qualify as Permitted Investment Securities, but for the fact that they are not pledged to the Agent and the Lenders as Collateral, and (ix) the property occupied by NP International under the NP International Lease, if and to the extent that prior to the First Amendment Effective Date the NP International Lease was not required to be treated as a Capital Lease Obligation under GAAP, but as a result of any changes in GAAP mandated by the Financial Accounting Standards Board or successor organization and implemented after the First Amendment Effective Date the NP International Lease is required to be treated as a Capital Lease Obligation under GAAP.

1.20         Amendment of Section 8.1 of the Credit Agreement.  Section 8.1 of the Credit Agreement is hereby amended as follows:

(i) clause (b) of Section 8.1 is hereby amended and restated in its entirety to read as follows:

(b) (i) Any Credit Party (A) shall fail to pay when due, or within any applicable period of grace, any other Indebtedness (excluding Indebtedness outstanding hereunder) in excess of $5,000,000 in principal amount unless such payment is being contested in good faith (by appropriate proceedings) and adequate reserves have been provided therefor, or (B) shall default (beyond any applicable grace and curative periods) in any other manner with respect to any other Indebtedness (excluding Indebtedness outstanding hereunder) in excess of $5,000,000 in principal amount if the effect of any such default or event of default shall be to accelerate or to permit the holder of any such other Indebtedness, at its option, to accelerate the maturity of such Indebtedness prior to the stated maturity thereof; or (ii) any Offshore Entity shall default (beyond any applicable grace and curative periods) in any manner with respect to any Indebtedness under any working capital line of credit in excess of €5,000,000 in principal amount, or any other Indebtedness in excess of €15,000,000 in principal amount.

(ii) clause (g) of Section 8.1 is hereby amended and restated in its entirety to read as follows:

(g)           Final judgment or judgments (or any decree or decrees for the payment of any fine or any penalty) for the payment of an uninsured money award in excess of $2,000,000 in the aggregate shall be rendered against any Credit Party, or in excess of €5,000,000 against any Offshore Entity, and in either case the same shall remain undischarged and unpaid for a period of thirty (30) days during which execution shall not be effectively stayed or bonded; or

(iii) clauses (n), (o), (p) and (q) of Section 8.1 are hereby amended by substituting “Significant Offshore Entity” in lieu of “Offshore Entity”, wherever the latter term appears in those clauses.

1.21         Amendment to Schedule 1.1A of the Credit Agreement.  Schedule 1.1A to the Credit Agreement is amended and restated in its entirety by Schedule 1.1A attached hereto.

1.22         Amendment to Schedule 1.1C of the Credit Agreement.  Schedule 1.1C to the Credit Agreement is amended and restated in its entirety by Schedule 1.1C attached hereto.

1.23         Amendment to Schedule 1.1E of the Credit Agreement.  Schedule 1.1E to the Credit Agreement is amended and restated in its entirety by Schedule 1.1E attached hereto.

1.24         Amendment to Schedule 1.1F of the Credit Agreement.  Schedule 1.1F to the Credit Agreement is amended and restated in its entirety by Schedule 1.1F attached hereto.

1.25         Amendment to Schedule 5.29 of the Credit Agreement.  Schedule 5.29 to the Credit Agreement is amended and restated in its entirety by Schedule 5.29 attached hereto.

***Confidential treatment requested as to certain portions which portions are omitted and filed separately with the SEC.

SECTION 2.           Requested Restructure Releases.

2.1           The Borrowers, NP International HoldCo and NP International hereby request that the Lenders consent to the Requested Restructure Releases and waive any violation of the Credit Agreement that would otherwise exist or arise as a result of such release in the absence of such consent.  In reliance on the representations and warranties of the Borrowers contained herein, and subject to the terms, and satisfaction of the conditions precedent, set forth in Section 3 hereof, effective as of the First Amendment Effective Date, the Lenders hereby consent to the Requested Restructure Releases and waive any violation of the Credit Agreement that would otherwise exist or arise upon such release in the absence of such consent.  Effective as of the First Amendment Effective Date, (i) NP International HoldCo and NP International shall be deemed to have been released as Borrowers under the Loan Documents, and (ii) the Liens of the Agent and the Collateral Agent on assets of NP International HoldCo and NP International, including, without limitation, the FinCo Note, and the Liens of the Agent and the Collateral Agent on Stock in NP International HoldCo, NP International, FinCo and Neenah Germany shall be deemed to have been released and no longer constitute Collateral in connection with the Security Documents. The Agent and the Collateral Agent, as applicable, further agree promptly to deliver to the Parent any physical certificates in their possession representing the Stock of NP International HoldCo, NP International, FinCo and Neenah Germany, and any and all accompanying stock powers or other instruments of assignment relating thereto, previously delivered to Agent or the Collateral Agent (or if such certificates cannot be located by the Agent or the Collateral Agent, to deliver a lost certificate affidavit and indemnity reasonably satisfactory in form and substance to the Parent).  Furthermore, upon the First Amendment Effective Date, (i) Agent shall file one or more UCC-3 Partial Releases required to release NP International HoldCo and NP International as grantors, pledgors or debtors under the Security

Documents, and such other documents and instruments as may be required to release the Collateral of NP International HoldCo and NP International from the Lenders’ lien and security interest therein, and (ii) NP International HoldCo and NP International may cancel the notation of pledge on their books and records.

2.2           On and following the First Amendment Effective Date, the Agent and the Collateral Agent are each hereby authorized and directed to execute and deliver such documents and instruments as may be reasonably requested by the Parent to give effect to the Requested Restructure Releases, including without limitation lien releases, re-assignments of Intellectual Property pledged by NP International HoldCo and NP International (if any) under the Intellectual Property Security Agreement, and releases under any Tri-Party Agreements.

2.3           The releases set forth in this Section 2 are limited solely to the Requested Restructure Releases, and nothing contained herein shall be deemed a consent to, or waiver of, any other action or inaction of any other Borrower or any other Credit Party.  Neither the Agent nor the Lenders shall be obligated to grant any future waivers, consents or amendments with respect to the Credit Agreement or any other Loan Document.

SECTION 3.           Conditions Precedent to First Amendment.  This First Amendment will be effective as of the First Amendment Effective Date, on the condition that the following conditions precedent will have been satisfied:

3.1           Counterparts.  The Agent will have received counterparts of this First Amendment duly executed by each of the Credit Parties, NP International HoldCo, NP International, the Agent, the Canadian Administrative Agent and each of the Lenders (or, in the case of any party as to which an executed counterpart shall not have been received, telegraphic, telex, or other written confirmation from such party of execution of a counterpart hereof by such party).

3.2           Fees.  The Agent shall have received payment of any and all fees owing in connection with this First Amendment, including an amendment fee payable to each Lender in the amount of 20 basis points (0.20%) on the amount of such Lender’s Commitment (after giving effect to the amendment to the Credit Agreement set forth in Section 1 hereof).

3.3           Expenses.  To the extent invoiced, the Agent and the Canadian Collateral Agent shall have received payment or reimbursement of their out-of-pocket expenses in connection with this First Amendment and any other out-of-pocket expenses of the Agent and the Canadian Collateral Agent required to be paid or reimbursed pursuant to the Credit Agreement, including the reasonable fees, charges and disbursements of counsel for the Agent and the Canadian Collateral Agent.

3.4           Corporate Authority Documentation.  The Borrowers shall have delivered to the Agent such certificates of authorized officers of the Borrowers and the Guarantors, certificates of Governmental Authorities, certified copies of the Organizational Documents of the Credit Parties (or certified confirmation that no amendments, modifications or revisions have been made to those previously certified and delivered to the Agent, as applicable), certified copies of resolutions of the directors, managers or members, as applicable of the Borrowers and the Guarantors and such other documents, instruments and agreements as the Agent shall require to evidence the valid corporate existence and authority to conduct business of the Borrowers and the Guarantors and the due authorization, execution and delivery of this First Amendment any other documents related to this First Amendment, and any other legal matters relating to the Borrowers, the Guarantors, any Subsidiary or the other Loan Documents by the Borrowers and/or the Guarantors, all in a form and substance reasonable satisfactory to the Agent and its counsel.

3.5           Opinion. The Borrowers shall have delivered to the Agent favorable opinions of Bryan Cave LLP, counsel to the Borrowers and the Guarantors, and general counsel to the Parent, each dated as of the First Amendment Effective Date, addressed to the Agent and the Lenders and covering such matters in connection with the foregoing as the Agent or the Lenders may reasonably request, in a form and substance reasonably satisfactory to the Agent and its counsel.

3.6           Notes. The Borrowers shall have delivered to the Agent new duly completed and executed Revolving Credit Notes dated as the First Amendment Effective Date for each Lender based on its Revolving Commitment as amended pursuant to Section 1 of this First Amendment, and in each case payable to the order of such Lender.

3.7           Amendment to Security Agreement.  The Borrowers shall have delivered to the Agent an amendment to the Security Agreement (Personal Property) entered into by the Borrowers on November 30, 2004, pursuant to which the Stock of Excluded Foreign Subsidiaries will be excluded from the Collateral to conform with the amendments set forth in this First Amendment, all in form and substance reasonably satisfactory to the Agent and its counsel.

3.8           Real Property Assets Appraisal.  The Agent will have received an appraisal of the Real Property Assets of the Credit Parties by an appraisal firm satisfactory to the Agent and otherwise in form and substance acceptable to the Agent.

3.9           Other Documents.  The Agent shall have been provided with such documents, instruments and agreements, and Borrowers shall have taken such actions, in each case as the Agent may reasonably require in connection with this First Amendment and the transactions contemplated hereby.

SECTION 4.           Representations and Warranties.  The Credit Parties hereby represent and warrant to the Lender Parties that:

4.1           the representations and warranties contained in the Credit Agreement, as amended hereby, and the other Loan Documents are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof, and the Credit Parties are in full compliance in all material respects with all covenants and agreements contained in the Credit Agreement, as amended hereby, and the other Loan Documents except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct as of such earlier date, and except for any change of facts expressly permitted under the provisions of the Credit Agreement and the other Loan Documents;

4.2           no Default or Event of Default has occurred and is continuing under the Credit Agreement; and

4.3           this First Amendment has been duly executed and delivered by the Credit Parties, and the Credit Agreement, as amended hereby, constitutes a legal, valid and binding obligation of the Credit Parties, enforceable against the Credit Parties in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 5.           No Waiver.  Nothing contained in this First Amendment shall be construed as a waiver by the Lender Parties of any covenant or provision of the Credit Agreement, the other Loan Documents, or of any other contract or instrument between the Credit Parties and any of the Lender Parties, and the failure of the Lender Parties at any time or times hereafter to require strict performance by the Credit Parties of any provision thereof shall not waive, affect or diminish any right of the Lender Parties to thereafter demand strict compliance therewith.  The Agent and the Lenders hereby reserve all rights granted under the Credit Agreement, the other Loan Documents, this First Amendment and any other contract or instrument between the Credit Parties and the Lender Parties.

SECTION 6.           Survival of Representations and Warranties.  All representations and warranties made in this First Amendment including any Loan Document furnished in connection with this First Amendment shall survive the execution and delivery of this First Amendment and the other Loan Documents, and no investigation by the Agent or any closing shall affect the representations and warranties or the right of the Agent to rely upon them.

SECTION 7.           Expenses.  As provided in Section 10.9 of the Credit Agreement, the Borrowers hereby agree to pay on demand all legal and other fees, costs and expenses incurred by the Agent in connection with the negotiation, preparation, and execution of this First Amendment and all related documents.

SECTION 8.           Severability.  Any provision of this First Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 9.           APPLICABLE LAW.  THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 10.         Successors and Assigns.  This First Amendment is binding upon and shall inure to the benefit of the Agent, Lenders and the Credit Parties and their respective successors and assigns, except the Credit Parties may not assign or transfer any of their rights or obligations hereunder without the prior written consent of the Agent, other than as expressly permitted under the terms of the Credit Agreement.

SECTION 11.         Counterparts.  This First Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original but all of which when taken together shall constitute but one and the same instrument.  Delivery of an executed signature page of this First Amendment by facsimile transmission or PDF electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 12.         Effect of Consent.  No consent or waiver, express or implied, by the Agent to or for any breach of or deviation from any covenant, condition or duty by the Credit Parties shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

SECTION 13.         Headings.  The headings of this First Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 14.         Reaffirmation of Loan Documents.  This First Amendment shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as amended hereby, and the other Loan Documents are hereby ratified, approved and confirmed in each and every respect.  All references to the Credit Agreement herein and in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Credit Agreement as amended hereby.

SECTION 15.         Loan Document.  This First Amendment constitutes a “Loan Document” under and as defined in the Credit Agreement.

SECTION 16.         Entire Agreement.  THE CREDIT AGREEMENT, THIS FIRST AMENDMENT, THE OTHER LOAN DOCUMENTS, AND ALL OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS FIRST AMENDMENT REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES.

SECTION 17.         Ratification of Guaranty.  Each Guarantor hereby consents to this First Amendment and hereby confirms and agrees that (a) notwithstanding the effectiveness of this First Amendment, the Guaranty is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of this First Amendment, each reference in the Guaranty to the “Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this First Amendment, and (b) the Loan Documents to which it is a party and all of the Collateral described therein do, and shall continue to, secure the payment of all of the Obligations secured thereby.

[THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date set forth above.

BORROWERS:

NEENAH PAPER, INC.,
as a Borrower

By:	/s/ Bonnie C. Lind
Name:	Bonnie C. Lind
Title:	SVP, CFO and Treasurer

NEENAH PAPER MICHIGAN, INC.,
as a Borrower

By:	/s/ Bonnie C. Lind
Name:	Bonnie C. Lind
Title:	SVP, CFO and Treasurer

NPCC HOLDING COMPANY, LLC,
as a Borrower

By:	Neenah Paper, Inc., as its sole member

By:	/s/ Bonnie C. Lind
Name:	Bonnie C. Lind
Title:	SVP, CFO and Treasurer

NEENAH PAPER FVC, INC.,
as a Borrower

By:	/s/ Bonnie C. Lind
Name:	Bonnie C. Lind
Title:	SVP, CFO and Treasurer

NEENAH PAPER FR, LLC,
as a Borrower

By:	/s/ Bonnie C. Lind
Name:	Bonnie C. Lind
Title:	SVP, CFO and Treasurer

NEENAH PAPER INTERNATIONAL
HOLDING COMPANY, LLC

By:	Neenah Paper, Inc., as its sole member

By:	/s/ Bonnie C. Lind
Name:	Bonnie C. Lind
Title:	SVP, CFO and Treasurer

NEENAH PAPER INTERNATIONAL, LLC

By:	Neenah Paper International Holding Company, LLC, as its sole member

By: Neenah Paper, Inc., as its sole member

By:	/s/ Bonnie C. Lind
Name:	Bonnie C. Lind
Title:	SVP, CFO and Treasurer

The undersigned (i) acknowledges, consents and agrees to this First Amendment and each of the terms and provisions contained herein, and (ii) agrees that the Loan Documents to which it is a party shall remain in full force and effect and shall continue to be the legal, valid and binding obligation of such Person, enforceable against it in accordance with its terms.

ACKNOWLEDGED, CONSENTED AND AGREED TO as of the date first above written:

NEENAH PAPER COMPANY OF CANADA,
as a Guarantor

By:	/s/ Bonnie C. Lind
Name:	Bonnie C. Lind
Title:	SVP, CFO and Treasurer

JPMORGAN CHASE BANK, N.A.,
as a Lender, as the Agent and as Swingline Lender

By:	/s/ Jeff A. Tompkins
Name:	Jeff A. Tompkins
Title:	Vice President

JPMORGAN CHASE BANK, N.A.,
TORONTO BRANCH,
as the Canadian Collateral Agent

By:	/s/ Michael N. Tam
Name:	Michael N. Tam
Title:	Senior Vice President

BANK OF AMERICA, N.A.,
as a Lender

By:	/s/ Dennis S. Losin
Name:	Dennis S. Losin
Title:	Senior Vice President

UBS AG, Stamford Branch,
as a Lender

By:	/s/ Mary E. Evans
Name:	Mary E. Evans
Title:	Associate Director

By:	/s/ April Varner-Nanton
Name:	April Varner-Nanton
Title:	Director

GOLDMAN SACHS LENDING PARTNERS LLC, as a Lender

By:	/s/ Mark Walton
Name:	Mark Walton
Title:	Authorized Signatory

SCHEDULE 1.1A
TO THE
AMENDED AND RESTATED CREDIT AGREEMENT

COMMITMENTS

Lender	Revolving Note Commitment Amount	Term Loan Commitment Amount	Total Commitment: Revolver & Term Loan	Swingline Note Commitment Amount
JPMorgan Chase Bank, N.A.	$37,321,428.30	N/A	$37,321,428.30	$15,000,000
Bank of America, N.A.	$33,928,571.70	N/A	$33,928,571.70	N/A
UBS AG, Stamford Branch	$16,964,285.85	N/A	$16,964,285.85	N/A
Goldman Sachs Lending Partners LLC	$6,785,714.15	N/A	$6,785,714.15	N/A
Total Commitments:	$95,000,000.00	N/A	$95,000,000.00	$15,000,000

SCHEDULE 1.1C
EQUIPMENT COMPONENT

“Equipment Component” shall mean $5,353,875; provided, that, the Equipment Component shall reduce (a) by the Quarterly Equipment Component Amortization Amount, commencing on September 30, 2011, and continuing on the last Business Day of each December, March, June and September thereafter, and (b) (i) upon the consummation of Dispositions of Eligible Equipment owned by the Borrowers on the Closing Date, or (ii) at such time as any Equipment which was previously Eligible Equipment ceases to be Eligible Equipment hereunder, by the applicable percentage of the Net Recovery Value Percentage of the Property so disposed of or the Equipment which has ceased to be Eligible Equipment hereunder, as applicable.

SCHEDULE 1.1E
QUARTERLY REAL ESTATE COMPONENT AMORTIZATION AMOUNT

“Quarterly Real Estate Component Amortization Amount” shall mean $377,812.50, as such amount shall be adjusted by Agent upon the consummation of Dispositions of Closing Date Mortgaged Properties consisting of Eligible Real Estate owned by the Borrowers on the Closing Date and at such time as any Real Property Asset which was previously Eligible Real Estate ceases to be Eligible Real Estate hereunder, in each case, by the applicable percentage of the Net Recovery Value Percentage of the Property so disposed of or the Real Property Asset which has ceased to be Eligible Real Estate hereunder, as applicable.

SCHEDULE 1.1F
REAL ESTATE COMPONENT

“Real Estate Component” shall mean $12,090,000; provided, that, the Real Estate Component shall reduce (a) by the Quarterly Real Estate Component Amortization Amount commencing on September 30, 2011, and continuing on the last Business Day of each December, March, June and September thereafter, and (b) (i) upon the consummation of Dispositions of Closing Date Mortgaged Properties consisting of Eligible Real Estate owned by the Borrowers on the Closing Date, or (ii) at such time as any Real Property Asset which was previously Eligible Real Estate ceases to be Eligible Real Estate hereunder, by the applicable percentage of the Net Recovery Value Percentage of the Property so disposed of or the Real Property Asset which has ceased to be Eligible Real Estate hereunder, as applicable.

SCHEDULE 5.29
TO THE
AMENDED AND RESTATED CREDIT AGREEMENT

DEPOSIT ACCOUNTS

Entity	Type of Account	Name & Address of Financial Institutions
Neenah Paper, Inc.	****	Bank of America 600 Peachtree Street, N.W. Atlanta, GA
	***	Bank of America 1655 Grant Street Concord, CA
	***	Bancorp 6100 S. Old Village Place, Sioux Falls, SD
	***	First Third Bank E. State Street Columbus, OH
Neenah Paper Company of Canada	***	Bank of America, Canadian Branch 200 Front Street, 27th Floor Toronto, Ontario, Canada

[EXPLANATORY NOTE:  “***” indicates the portion of this exhibit that has been omitted and separately filed with the Securities and Exchange Commission pursuant to a request for confidential treatment.]